As filed with the Securities and Exchange Commission on April 17, 2000
                                                       Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                       -----------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933
                       -----------------------------


                        CLASSIC COMMUNICATIONS, INC.
           (Exact name of registrant as specified in its charter)
                       -----------------------------

           DELAWARE                                   74-2630019
   (State of incorporation)            (I.R.S. employer identification number)

                      515 CONGRESS AVENUE, SUITE 2626
                              AUSTIN, TX 78701
        (Address of principal executive offices, including zip code)

       CLASSIC COMMUNICATIONS, INC. 1999 OMNIBUS STOCK INCENTIVE PLAN
                   NON-QUALIFIED STOCK OPTION AGREEMENTS,
              DATED AS OF AUGUST 25, 1999 AND DECEMBER 7, 1999
                         (Full title of the plans)

                             J. MERRITT BELISLE
                          CHIEF EXECUTIVE OFFICER
                      515 CONGRESS AVENUE, SUITE 2626
                              AUSTIN, TX 78701
                               (512) 476-9095
         (Name, address and telephone number, including area code,
                           of agent for service)
                       -----------------------------

                              WITH COPIES TO:

                            PETER C. KRUPP, ESQ.
              SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                           333 WEST WACKER DRIVE
                          CHICAGO, ILLINOIS 60606
                               (312) 407-0700
                       -----------------------------
                       -----------------------------


                               CALCULATION OF REGISTRATION FEE


                                                     Proposed Maximum   Proposed Maximum        Amount of
      Title of Securities              Amount to be   Offering Price    Aggregate Offering    Registration
        to be Registered                Registered       per Share            Price               Fee
====================================   ============  ================   ==================    =============

Class A Voting Common Stock,           2,000,000(1)    $14.84(5)            $29,680,000           $7,836
    par value $0.01 per share

Class A Voting Common Stock,             589,500(2)       $20(6)            $11,790,000           $3,113
    par value $0.01 per share

Class A Voting Common Stock,               8,000(3)       $25(6)               $200,000              $53
    par value $.01 per share

    Total:                             2,597,500(4)        ----             $41,670,000          $11,002
====================================   ============  ================   ==================    =============

(1) Represents the number of shares of Class A Voting Common Stock, par value $0.01 per share (the "Common Stock"), of Classic Communications,
    Inc. (the "Company") available for issuance under the 1999 Omnibus
    Stock Incentive Plan (the "Plan").
(2) Represents the number of shares of Common Stock underlying various non-qualified options granted to various employees and a director of the Company pursuant to award agreements dated as of August 25, 1999.
(3) Represents the number of shares of Common Stock underlying the non-qualified option granted to a director of the Company pursuant to an award agreement dated as of December 7, 1999.
(4) The aggregate number of shares of Common Stock shown in the table above consists of the total number of shares underlying the options granted pursuant to the award agreements referenced in (2) and (3) above and the maximum number of shares of Common Stock which may be granted or sold upon the exercise of options or pursuant to purchase rights which hereafter may be granted under the Plan, as of the date hereof. Such maximum number of shares is subject to adjustment in certain events pursuant to the terms of the award agreements and the Plan.
    Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock shown in the table above, an indeterminate number of shares of Common Stock which may be subject to grant or otherwise issuable after the operation of the provisions of the award agreements and the Plan governing such adjustments.
(5) Estimated in accordance with Rule 457(c) and (h) under the Securities
    Act solely for the purpose of calculating the registration fee. The maximum offering price per share is based on the average of the high and low sale prices for a share of Common Stock on the Nasdaq National
    Market on April 11, 2000.
(6) The maximum offering price per share is computed upon the basis of the price at which the options may be exercised.

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

        The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        Classic Communications, Inc. will send or give the documents containing the information specified in Part I of Form S-8 to employees or directors as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. Classic Communications is not required to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Classic Communications, Inc., a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

        (1) The Registrant's Annual Report on Form 10-K filed with the Commission on March 30, 2000.

        (2) The Registrant's Current Reports on Form 8-K, including any amendments thereto, filed with the Commission on January 12, 2000, February 9, 2000 and February 29, 2000.

        (3) The description of the Registrant's outstanding common stock contained in the Registrant's Registration Statement on Form 8-A/A filed with the Commission on October 25, 1999, under Section 12 of the Exchange Act, including any amendment or report filed to update the description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit. Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation has eliminated the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

        Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides as follows: The Corporation shall indemnify its directors to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. To the same extent as directors, when so determined by the Board of Directors of the Corporation as set forth in the By-Laws, or when, as and if authorized from time to time by the Board of Directors of the Corporation, the Corporation may, but is not required to, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of the stockholders of the Corporation or disinterested directors of the Corporation or otherwise. Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

               Each of the directors of the Registrant are parties to indemnification agreements whereby the Registrant agrees to indemnify each director to the fullest extent authorized or permitted by law for claims relating to the fact that the individual is or was a director of the Registrant. The agreements also provide that if the Registrant maintains an insurance policy providing directors liability insurance, the directors shall be covered to the maximum extent of the coverage available.

               The foregoing statements are subject to the detailed provisions of Section 102(b)(7) of the DGCL, Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation, Article EIGHTH of the Registrant's Amended and Restated By-Laws and the indemnification agreements described above, each as applicable.

               The foregoing discussion is qualified in its entirety by reference to the DGCL, the Registrant's Amended and Restated Certificate of Incorporation, the Registrant's By-Laws and the indemnification agreements described above.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.        EXHIBITS.

        A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

ITEM 9.        UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, an the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on this 17th day of April, 2000.

                                 CLASSIC COMMUNICATIONS, INC.



                                 By: /s/  Steven E. Seach
                                     Steven E. Seach
                                     President and Chief Financial Officer


                             POWER OF ATTORNEY

        We the undersigned directors and officers of Classic Communications, Inc., do hereby constitute and appoint Steven E. Seach and
J. Merritt Belisle our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       NAME                        TITLE                         DATE

/s/ Alberto Cribiore     Director and Chairman of the       April 17, 2000
Alberto Cribiore         Board



/s/ J. Merritt Belisle   Chief Executive Officer and        April 17, 2000
J. Merritt Belisle       Director (Principal Executive
                         Officer)



/s/ Steven E. Seach      President and Chief Financial      April 17, 2000
Steven E. Seach          Officer and a Director (Principal
                         Financial Officer and Principal
                         Accounting Officer)



/s/ Lisa A. Hook         Director                           April 17, 2000
Lisa A. Hook



/s/ Martin Payson        Director                           April 17, 2000
Martin Payson



/s/ Jeffery Garvey       Director                           April 17, 2000
Jeffery Garvey



/s/ James Kofalt         Director                           April 17, 2000
James Kofalt





EXHIBIT INDEX

Exhibit No.           Description of Exhibit

4.1 Form of certificate evidencing shares of Class A voting common stock (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1/A (Registration No. 333-89295) filed on November 15, 1999).

3.1 Amended and Restated Certificate of Incorporation of Classic Communications, Inc., dated as of December 9, 1999 (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 10-K filed on March 30, 2000).

3.2                   Amended and Restated Bylaws of Classic
                      Communications, Inc.(incorporated by reference to
                      Exhibit 3.2 of the Registrant's Registration
                      Statement on Form 10-K filed on March 30, 2000).

5.1                   Opinion of Skadden, Arps, Slate, Meagher & Flom
                      (Illinois).

10.1 Classic Communications, Inc. 1999 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit
                      10.5 of the Registrant's Registration Statement on Form 10-K filed on March 30, 2000).

10.2 Form of Stock Option Agreement relating to August 25, 1999 and December 7, 1999 grants (incorporated by reference to Exhibit 10.13 of the Registrant's Registration Statement on Form 10-K filed on March 30, 2000).

23.1                  Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

24.1                  Power of Attorney (included on signature page).